SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 -------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 -------------


         Date of report (Date of earliest event reported): June 18, 2002


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



         Delaware                   000-02324                    11-1974412

(State of Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)



35 South Service Road, Plainview, New York                         11803
 (Address of Principal Executive Offices)                        (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On June 17, 2002, Testco exercised the option contained in Section 1.5 of the Agreement and Plan of Merger (the "Merger Agreement") among Aeroflex Incorporated, a Delaware corporation ("Aeroflex"), Testco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Aeroflex (the "Purchaser"), and IFR Systems, Inc., a Delaware corporation (the "Company") dated April 13, 2002 to purchase shares of the Company's common stock, $.01 par value (the "Shares"). Pursuant to the option, 1,655,925 Shares were purchased at a price of $1.35 per share. The purchase price for the Shares was paid $16,559.25 by wire transfer and $2,218,939.50 by delivery of a demand promissory note of Aeroflex.

     On June 18, 2002, pursuant to the Merger Agreement, Purchaser was merged with and into the Company. As a result of the merger, all outstanding shares of common stock, par value $.01 per share, of the Company (the "Shares") other than Shares owned by Aeroflex, Purchaser, their subsidiaries and the Company now evidence the right to receive $1.35 per Share.

     A press release ("Press Release") describing the Merger was released by Aeroflex on June 19, 2002.

     The Merger Agreement and Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference in its entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

99.1 Agreement and Plan of Merger, dated as of April 13, 2002, among Aeroflex, Testco Acquisition Corp. and the Company (incorporated by reference to Exhibit 99.1 to Form 8-K of Aeroflex Incorporated filed April 15, 2002).

99.2 Press Release issued by Aeroflex on June 19, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AEROFLEX INCORPORATED

                                By:/s/ Michael Gorin
                                      ---------------------------

                                Name:  Michael Gorin
                                      ---------------------------

                                Title: President
                                      ---------------------------

Dated:  June 19, 2002


                                       3